UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

GRAPHENE & SOLAR TECHNOLOGIES LIMITED
(Exact name of registrant as specified in its charter)

Colorado	333-174194	27-2888719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Camden Dr., Suite 600 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 887-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 1, 2020, Frank J. Garofalo was elected to the Board of Directors of the Company.

For more than three decades Mr. Garofalo has been a Management Consultant and Corporate Finance Advisor working on “special assignment” for Chief Executive Officers and Boards of Directors, primarily in technology driven markets. Mr. Garofalo has assisted companies ranging from $10 million to over $10 billion in size, including several major participants in the Electronics and Computer Systems Applications industry across U.S. as well as in Europe.

He is an expert in strategic, competitive and market analysis with an emphasis on positioning companies for maximum equity valuation. Mr. Garofalo’s career in professional services includes serving as Senior Vice President in the Investment Banking division of PaineWebber (now UBS) and as Director and Senior Consultant in Arthur D. Little’s Technology consulting practice.

While at Arthur D. Little, Mr. Garofalo was the Lead Manager on major studies for Fortune 500 client organizations in product/market forecasting, technology trends assessments, market research, strategic business planning, and evaluations of diversification and acquisition opportunities.

As part of PaineWebber / UBS Corporate Finance his assignments have included dozens of corporate development and corporate finance projects including private placements of equity financing, mergers, acquisition, divestitures and the establishment of joint ventures and strategic alliances.

Mr. Garofalo has served on several boards, including biotech spin-off company Medi-Pharmaceuticals Inc. before its merger into Galectin Therapeutics, Inc. and the Board of Sigma Labs. Mr. Garofalo is also member of the MIT Venture Mentoring Service.

Mr. Garofalo earned a Bachelor of Science degree in Electrical Engineering from MIT, a Master of Science degree in Computer Systems Engineering from the University of Michigan and an MBA from Harvard University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2020	Graphene & Solar Technologies Limited

	By:	/s/ ROGER MAY
	Name:	Roger May
	Title:	Chief Executive Officer

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